DSI REALTY INCOME FUND XI
                     (A California Real Estate Limited Partnership)


BALANCE SHEETS(UNAUDITED)
SEPTEMBER 30, 1996 AND DECEMBER 31, 1995

                                        September 30,     December 31,
                                            1996             1995
ASSETS

CASH AND CASH EQUIVALENTS                $  438,316       $  277,455
PROPERTY                                  6,390,656        6,616,116
OTHER ASSETS                                 42,923           19,566

TOTAL                                    $6,871,895       $6,913,137

LIABILITIES AND PARTNERS' EQUITY

LIABILITIES                              $  269,390       $  245,505

PARTNERS' EQUITY:
     General Partners                       (23,644)         (22,992)
     Limited Partners                     6,626,149        6,690,624

  Total partners' equity                  6,602,505        6,667,632

TOTAL                                    $6,871,895       $6,913,137

See accompanying notes to financial statements(unaudited).

STATEMENTS OF INCOME (UNAUDITED)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995


                                       September 30,     September 30,
                                           1996              1995


REVENUES:

Rental Income                            $  477,218        $  444,033
Interest                                      3,436             3,012
     Total revenues                         480,654           447,045

EXPENSES:

Operating Expenses                          229,340           241,308
General and administrative                   24,729            22,656
     Total expenses                         254,069           263,964

INCOME BEFORE MINORITY INTEREST IN
INCOME OR REAL ESTATE JOINT VENTURES        226,585           183,081

MINORITY INTEREST IN INCOME OF
REAL ESTATE JOINT VENTURES                  103,000

NET INCOME                               $  123,585        $  183,081


AGGREGATE NET INCOME ALLOCATED TO:
    Limited partners                     $  122,349        $  181,250
    General partners                          1,236             1,831

TOTAL                                    $  123,585        $  183,081

NET INCOME PER LIMITED
   PARTNERSHIP UNIT                      $     6.12        $     9.06


LIMITED PARTNERSHIP UNITS
   USED IN PER UNIT CALCULATION              20,000            20,000

See accompanying notes to financial statements(unaudited).


STATEMENTS OF INCOME (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995


                                       September 30,     September 30,
                                           1996              1995


REVENUES:

Rental Income                           $1,368,607         $1,275,572
Interest                                     7,649              7,628
Total revenues                           1,376,256          1,283,200

EXPENSES:

Operating expenses                         704,929            715,607
General and administrative                 103,150             97,608
Total expenses                             808,079            813,215

INCOME BEFORE MINORITY INTEREST IN
INCOME OF REAL ESTATE JOINT VENTURES       568,177            469,985

MINORITY INTEREST IN INCOME
OF REAL ESTATE JOINT VENTURES              103,000

NET INCOME                                 465,177            469,985

AGGREGATE NET INCOME ALLOCATED TO:

Limited partners                           460,525            465,285
General partners                             4,652              4,700
TOTAL                                      465,177            469,985

NET INCOME PER LIMITED
PARTNERSHIP UNIT                            $23.03             $23.26

LIMITED PARTNERSHIP UNITS
USED IN PER UNIT CALCULATION                20,000             20,000

See accompanying notes to financial statements(unaudited).



STATEMENTS OF CHANGES IN PARTNERS' EQUITY (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

                                      GENERAL        LIMITED
                                      PARTNERS       PARTNERS       TOTAL
EQUITY AT DECEMBER 31, 1994         ($  19,863)     $7,000,382   $6,980,519

NET INCOME                               4,700         465,285      469,985
DISTRIBUTIONS                           (5,304)       (525,000)    (530,304)

EQUITY AT SEPTEMBER 30, 1995          ($20,467)     $6,940,667   $6,920,200

EQUITY AT DECEMBER 31, 1995           ($22,992)     $6,690,624   $6,667,632

NET INCOME                               4,652         460,525      465,177
DISTRIBUTIONS                           (5,304)       (525,000)    (530,304)

EQUITY AT SEPTEMBER 30, 1996          ($23,644)     $6,626,149   $6,602,505


See accompanying notes to financial statements(unaudited).

STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

                                    September 30,      September 30,
                                        1996               1995
                                                                              1995                       1994
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                             $ 465,177          $ 469,985

Adjustments to reconcile net
   income to net cash provided
   by operating activities:

     Depreciation and amortization       239,094            239,094

     Changes in assets and
      	liabilities:

     Increase in other assets            (23,357)           (13,420)
     Decrease in liabilities              23,885              1,520

Net cash provided by
  operating activities                   704,799            697,179

CASH FLOWS FROM INVESTING ACTIVITIES -
Purchase of property and equipment       (13,634)           (14,432)

CASH FLOWS FROM FINANCING ACTIVITIES -

     Distributions to partners          (530,304)          (530,304)

NET INCREASE CASH AND
   CASH EQUIVALENTS                      160,861            152,443

CASH AND CASH EQUIVALENTS:

     At beginning of period              277,455            299,707
     At end of period                  $ 438,316          $ 452,150


See accompanying notes to financial statements(unaudited).


DSI REALTY INCOME FUND XI
(A California Real Estate Limited Partnership)

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

1.   GENERAL

DSI Realty Income Fund XI (the "Partnership"), a limited partnership, has three general partners (DSI Properties, Inc., Robert J. Conway and
Joseph W. Conway) and limited partners owning 20,000 limited partnership units. The Partnership was formed under the California Uniform Limited Partnership Act for the primary purpose of acquiring and operating real estate.

The accompanying financial information as of September 30, 1996, and for the periods ended September 30, 1996, and 1995 is unaudited. Such financial information includes all adjustments which are considered necessary by the Partnership's management for a fair presentation of the results for the periods indicated.

2.   PROPERTY

As of September 30, 1996, the Partnership has purchased a 90% interest in a mini-storage facility in Whittier, California; an 85% interest in an existing mini-storage in Edgewater Park, New Jersey; a 90% interest in an existing mini-storage facility in Bloomingdale, Illinois; and a 75% interest in an existing mini-storage in Sterling Heights, Michigan from Dahn Corporation. The remaining percentages are owned by four California Limited Partnerships, of which Dahn Corporation is the General Partner.

As of September 30, 1996, the total property cost and accumulated depreciation are as follows:

        Land                                 $  1,894,250
        Buildings                               6,420,554
        Furniture and equipment                     7,594
        Total                                   8,322,398
        Less: Accumulated Depreciation        ( 1,931,742)
        Property - Net                       $  6,390,656


3.   NET INCOME PER LIMITED PARTNERSHIP UNIT

Net income per limited partnership unit is calculated by dividing the net income allocated to the limited partners by the number of limited partnership units outstanding during the period.